EXHIBIT 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

A NASDAQ Listed Company: SGC

10055 Seminole Blvd.

Seminole, FL 33772-2539

Contact:
Andrew D. Demott, Jr.		Hala Elsherbini, Halliburton Investor Relations
COO, CFO & Treasurer	OR	(972) 458-8000
(727) 803-7135

For Immediate Release

SUPERIOR UNIFORM GROUP, INC. REPORTS FIRST QUARTER

OPERATING RESULTS

●	Net Sales Increase 5.2% with Net Income up 57.0%
●	18th Consecutive Quarter with Sales Increase

SEMINOLE, Florida – April 27, 2017 - Superior Uniform Group, Inc. (NASDAQ: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the first quarter ended March 31, 2017, net sales increased 5.2 percent to $61.0 million compared with 2016 first quarter net sales of $58.0 million. Net income for the 2017 first quarter was $3.8 million, or $0.26 per diluted share, compared with $2.4 million, or $0.17 per diluted share, reported for the quarter ended March 31, 2016.

Michael Benstock, Chief Executive Officer, commented, “We are pleased to report a 57 percent increase in net income despite falling slightly short of our own expectations for sales in the first quarter. Our sales growth was negatively impacted in the first quarter by several factors. Two factors were most prominent. First, one of our large customers was acquired by one of their competitors during 2016 which was serviced by a different uniform provider. As a result, they are in the process of transitioning their uniform program to the provider utilized by the acquiring company.

“We expect to complete this transition by the end of the second quarter. We have been and continue to work diligently to find ways to remain involved with this customer. Second, we saw several accounts push back significant programs into the second quarter whereas the prior year first quarter benefitted from customers pulling business forward into the first quarter. Sales growth was positively impacted by the inclusion of a full quarter of sales from BAMKO in the 2017 first quarter while the 2016 first quarter only included one month of sales following the March 1st effective date of the BAMKO acquisition.

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Our pipeline is strong and our outlook remains positive in spite of all the noise and political distractions. Our teams remain focused on the long-term, and we continue to demonstrate our ability to make appropriate changes to our business model to increase shareholder value.”

CONFERENCE CALL

Superior Uniform Group will hold a conference call on Thursday, April 27, 2017 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Uniform Group call. The live webcast and archived replay can be accessed in the investor information section of the Company’s website at www.superioruniformgroup.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on May 4, 2017. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10104432 for all replay access.

About Superior Uniform Group, Inc.

Superior Uniform Group® (NASDAQ: SGC), established in 1920, is one of America’s foremost providers of fine uniforms and image apparel. Headquartered in Seminole, Fla., Superior Uniform Group manages award-winning uniform apparel programs for major corporations nationwide. Leaders in innovative uniform program design, global manufacturing, and state-of-the-art distribution, Superior Uniform Group helps companies achieve a more professional appearance and better communicate their brands – particularly those in healthcare, private security, retail, hospitality, transportation and food service industries.

The company’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, support customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture. Superior Uniform Group sells its wide range of products through its signature brands Superior I.D.™, Fashion Seal Healthcare® and HPI Direct®. Superior Uniform Group is also the parent company for The Office Gurus®, which provides call center and BPO solutions to a variety of customers, and BAMKO®, its innovative promotional products company that provides custom branding solutions to some of the nation’s strongest brands.

For more information, call (800) 727-8643 or visit www.SuperiorUniformGroup.com.

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Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward looking statements are subject to risks and uncertainties, including without limitation, those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

THREE MONTHS ENDED MARCH 31,
(Unaudited)

	2017	2016

Net sales	$60,987,000	$57,968,000

Costs and expenses:
Cost of goods sold	38,773,000	37,947,000
Selling and administrative expenses	17,643,000	16,463,000
Interest expense	184,000	148,000
	56,600,000	54,558,000

Gain on sale of property, plant and equipment	1,018,000	-

Income before taxes on income	5,405,000	3,410,000
Income tax expense	1,570,000	968,000

Net income	$3,835,000	$2,442,000

Weighted average number of shares outstanding during the period
(Basic)	14,350,721	13,927,063
(Diluted)	14,929,695	14,668,658
Per Share Data:
Basic
Net income	$0.27	$0.18
Diluted
Net income	$0.26	$0.17

Cash dividends per common share	$0.0875	$0.0825

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,
	2017	December 31,
	(Unaudited)	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,372,000	$3,649,000
Accounts receivable, less allowance for doubtful accounts of $1,390,000 and $1,276,000, respectively	34,522,000	41,823,000
Accounts receivable - other	2,396,000	3,085,000
Inventories	70,308,000	69,240,000
Prepaid expenses and other current assets	9,113,000	7,214,000
TOTAL CURRENT ASSETS	125,711,000	125,011,000

PROPERTY, PLANT AND EQUIPMENT, NET	25,886,000	27,533,000
OTHER INTANGIBLE ASSETS, NET	22,668,000	23,238,000
GOODWILL	11,300,000	11,269,000
DEFERRED INCOME TAXES	7,065,000	6,800,000
OTHER ASSETS	4,520,000	2,997,000
	$197,150,000	$196,848,000

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$12,779,000	$13,507,000
Other current liabilities	10,642,000	10,716,000
Current portion of long-term debt	6,000,000	5,893,000
Current portion of acquisition-related contigent liabilities	-	1,788,000
TOTAL CURRENT LIABILITIES	29,421,000	31,904,000

LONG-TERM DEBT	35,962,000	36,227,000
LONG-TERM PENSION LIABILITY	8,270,000	9,467,000
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITY	7,270,000	7,238,000
OTHER LONG-TERM LIABILITIES	2,158,000	1,462,000
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 14,616,631 and 14,513,207, respectively.	15,000	15,000
Additional paid-in capital	43,483,000	42,416,000
Retained earnings	76,637,000	74,283,000
Accumulated other comprehensive income (loss), net of tax:
Pensions	(6,082,000)	(6,258,000)
Cash flow hedges	(107,000)	21,000
Foreign Currency translation adjustment	123,000	73,000
TOTAL SHAREHOLDERS' EQUITY	114,069,000	110,550,000
	$197,150,000	$196,848,000

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31,
(Unaudited)

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,835,000	$2,442,000
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,358,000	1,103,000
Provision for bad debts - accounts receivable	146,000	67,000
Share-based compensation expense	842,000	877,000
Deferred income tax benefit	(320,000)	(479,000)
Gain on sale of property, plant and equipment	(1,018,000)	-
Accretion of acquisition-related contingent liability	44,000	35,000

Changes in assets and liabilities:
Accounts receivable - trade	7,164,000	(3,650,000)
Accounts receivable - other	689,000	(43,000)
Inventories	(1,078,000)	1,001,000
Prepaid expenses and other current assets	(1,892,000)	(184,000)
Other assets	(1,522,000)	(281,000)
Accounts payable	(590,000)	(1,833,000)
Other current liabilities	(426,000)	(2,291,000)
Long-term pension liability	(920,000)	485,000
Other long-term liabilities	696,000	20,000
Net cash provided by (used in) operating activities	7,008,000	(2,731,000)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(930,000)	(2,707,000)
Proceeds from disposals of property, plant and equipment	2,808,000	-
Purchase of business net of acquired cash	-	(15,252,000)
Net cash provided by (used in) investing activities	1,878,000	(17,959,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	71,209,000	74,363,000
Repayment of long-term debt	(71,367,000)	(50,250,000)
Payment of cash dividends	(1,231,000)	(1,133,000)
Payment of contingent liability	(1,800,000)	(1,800,000)
Proceeds received on exercise of stock options	105,000	322,000
Tax benefit from vesting of acquisition related restricted stock	70,000	535,000
Tax withholding on exercise of stock rights	(201,000)	(124,000)

Net cash provided by (used in) financing activities	(3,215,000)	21,913,000

Effect of currency exchange rates on cash	52,000	30,000

Net increase in cash and cash equivalents	5,723,000	1,253,000

Cash and cash equivalents balance, beginning of year	3,649,000	1,036,000
Cash and cash equivalents balance, end of period	$9,372,000	$2,289,000